Exhibit 10.6.f

SECOND AMENDMENT OF
FMC TECHNOLOGIES, INC. EMPLOYEES’ RETIREMENT PROGRAM
PART I SALARIED AND NONUNION HOURLY EMPLOYEES’ RETIREMENT PLAN

WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the FMC Technologies, Inc. Employees’ Retirement Program Part I Salaried and Nonunion Hourly Employees’ Retirement Plan (the “Plan”); and

WHEREAS, amendment of the Plan is now considered desirable;
NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Company under Section 11.1 Plan Amendment or Termination of the Plan, and pursuant to authority delegated to the undersigned officer of the Company by resolution of its Board of Directors, the Plan is hereby amended, effective May 1, 2001, in the following respects:

1.  By correcting a typographical error in Section 2 of the First Amendment of FMC Technologies, Inc. Employees’ Retirement Program Part I Salaried and Nonunion Hourly Employees’ Retirement Plan to reference Section 2-4 of Supplement 2 instead of Section 4-4 of Supplement 4.

2.  By deleting Section 3-5 of Supplement 3 and inserting the following in lieu thereof:

“3-5 Prior Plan Benefits

(a)  Early Retirement Reductions for No Service after June 30, 1997. A Participant who did not have an Hour of Service after June 30, 1997, will be subject to the following early retirement reductions upon commencement of the Participant’s Prior Plan benefit prior to Normal Retirement Age, calculating actuarial equivalence by using the UP-1984 Mortality Table and an interest rate of 4.0%:

(i)  A Participant who was employed with Moorco International Inc. until the attainment of age 55 and 10 years of Vesting Service will have his or her vested benefits reduced by 0.25% for each of the first 60 months, and by 0.5% for each subsequent month by which the Participant’s benefit commencement date precedes the Participant’s 65th birthday.

            (ii)  A Participant who terminated their employment with Moorco International Inc. prior to the attainment of age 55 and 10 years of Vesting Service will have his or her vested benefits reduced actuarially for commencement prior to the Participant’s 65th birthday.

            (iii)  Available Forms of Benefits. In addition to the optional forms of benefit described in the Plan, a Participant may elect to receive the Participant’s benefit under the Prior Plan in the following form of a Life and Term Certain Annuity as described below. A Life and Term Certain Annuity is an immediate annuity which is the actuarial equivalent of an Individual Life Annuity, but which provides a smaller monthly annuity for the Participant’s life than an Individual Life Annuity. After the Participant’s death, if the monthly annuity has been paid for a period shorter than the term chosen by the Participant, it will continue, in the same amount as during the Participant’s life, for the remainder of the term certain. The Participant’s Joint Annuitant will receive any payments due after the Participant’s death. The Participant may choose a term certain of 60, 120, 180 or 240 months, so long as the term certain does not exceed the joint life expectancies of the Participant and the Joint Annuitant. For purposes of converting the Prior Plan benefit from the normal form of payment into an optional form of payment, actuarial equivalence shall be calculated based upon the UP-1984 Mortality Table and an interest rate of 4.0%.

            (b)  Early Retirement Reductions for Service after June 30, 1997. A Participant who has an Hour of Service after June 30, 1997, will have the option to receive the Prior Plan benefit in the form of a Life and Term Certain Annuity as described in (a)(iii) Available Forms of Benefits above. If so elected, the Prior Plan benefit shall be adjusted for early retirement in accordance with the reductions described in (a) Early Retirement Reductions for No Service after June 30, 1997 above. The remainder of the Participant’s Plan benefit shall be available in any of the optional payment forms described under the Plan, and subject to any early retirement reductions as apply under Sections 3.2 and 4.2 of the Plan.”

            3.  By deleting Section 4-6 of Supplement 4 and inserting the following in lieu thereof:

“4-6    Prior Plan Benefits

(a)    Early Retirement Reductions for No Service after June 30, 1997. A Participant who did not have an Hour of Service after June 30, 1997, will be subject to the following early retirement reductions upon commencement of their Prior Plan benefit prior to Normal Retirement Age, calculating actuarial equivalence by using the UP-1984 Mortality Table and an interest rate of 4.0%:

(i)    Participant who was employed with Smith Meter, Inc. until the attainment of age 57 and 10 years of Vesting Service will have his or her vested benefits reduced by 1/180 for each completed month between the date of the Participant’s benefit commencement and the Participant’s 62nd birthday.

(ii)    A Participant who terminated their employment with Smith Meter, Inc. prior to the attainment of age 57 and 10 years of Vesting Service will have his or her vested benefits reduced actuarially for commencement prior to the Participant’s 62nd birthday.

(iii)    Available Forms of Benefits. In addition to the optional forms of benefit described in the Plan, a Participant may elect to receive the Participant’s benefit under the Prior Plan in the following form of a Life and Term Certain Annuity as described below. A Life and Term Certain Annuity is an immediate annuity which is the actuarial equivalent of an Individual Life Annuity, but which provides a smaller monthly annuity for the Participant’s life than an Individual Life Annuity. After the Participant’s death, if the monthly annuity has been paid for a period shorter than the term chosen by the Participant, it will continue, in the same amount as during the Participant’s life, for the remainder of the term certain. The Participant’s Joint Annuitant will receive any payments due after the Participant’s death. The Participant may choose a term certain of 60, 120, 180 or 240 months, so long as the term certain does not exceed the joint life expectancies of the Participant and the Joint Annuitant. For purposes of converting the Prior Plan benefit from the normal form of payment into an optional form of payment, actuarial equivalence shall be calculated based upon the UP-1984 Mortality Table and an interest rate of 4.0%.

(b)    Early Retirement Reductions for Service after June 30, 1997. A Participant who has an Hour of Service after June 30, 1997, will have the option to receive the Prior Plan benefit in the form of a Life and Term Certain Annuity as described in (a)(iii) Available Forms of Benefits above. If so elected, the Prior Plan benefit shall be adjusted for early retirement in accordance with the reductions described in (a) Early Retirement Reductions for No Service after June 30, 1997 above. The remainder of the Participant’s Plan benefit shall be available in any of the optional payment forms described under the Plan, and subject to any early retirement reductions as apply under Sections 3.2 and 4.2 of the Plan.”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 30th day of January 2002.

FMC TECHNOLOGIES, INC.

By:	/s/ JEFFREY W. CARR
Jeffrey W. Carr, Member Employee Welfare Benefits Plan Committee

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